UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2006

The St. Paul Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 Washington Street
Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

(651) 310-7911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

As previously announced on August 1, 2006, The St. Paul Travelers Companies, Inc. (the “Company”) entered into an Assurance of Discontinuance with the Office of the Attorney General of the State of New York, the Office of the Attorney General of the State of Illinois and the Office of the Attorney General of the State of Connecticut, relating to, among other things, the payment of contingent commissions.  Pursuant to this agreement, the Company agreed to discontinue paying contingent commissions to insurance brokers or agents on any lines of business if 65% of the United States market for that line does not pay such commissions or has signed a similar agreement.

On November 30, 2006, the Attorney General of the State of New York notified the Company that the Attorneys General had made a determination that insurers making up 65% of the United States market for homeowners multi-peril, private passenger automobile physical damage, private passenger automobile no-fault, other private passenger automobile liability, boiler and machinery and financial guaranty insurance lines do not pay contingent commissions or have signed similar agreements.  Accordingly, the Company will discontinue paying contingent commissions for such insurance lines effective January 1, 2007.  The Company is in the process of developing alternative compensation arrangements for these lines of business and remains committed to paying competitive compensation to its brokers and agents in a manner that differentiates for business performance and is consistent with the settlement and all applicable laws.  The Company does not expect today’s development to have any significant impact on its results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2006	THE ST. PAUL TRAVELERS COMPANIES, INC.

	By:	/s/ Bruce A. Backberg
		Name:	Bruce A. Backberg
		Title:	Senior Vice President